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                                                                       EXHIBIT 5

                  [STRADLING YOCCA CARLSON & RAUTH LETTERHEAD]

                                  May 30, 2002

Fidelity National Information Solutions, Inc.
4050 Calle Real
Santa Barbara, California  93110

         Re:      Registration Statement on Form S-4


Ladies and Gentlemen:

         At your request, we have examined the form of Registration Statement on Form S-4 (the "Registration Statement") being filed by Fidelity National Information Solutions, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission on May 30, 2002, in connection with the registration under the Securities Act of 1933, as amended, of up to 12,911,733 shares (the "Shares") of common stock, par value $0.001 per share, of the Company to be issued in connection with the Company's offer to exchange 0.696 shares of common stock of the Company for each outstanding share of common stock of Micro General Corporation, a Delaware corporation ("MGEN") and the subsequent merger of a wholly-owned subsidiary of the Company with and into MGEN, with MGEN surviving the merger as a wholly-owned subsidiary of the Company.

         We have examined the proceedings heretofore taken, and are familiar with the additional proceedings proposed to be taken, by the Company in connection with the authorization and issuance of the Shares.

         Based upon such examination, and subject to compliance with applicable state securities and "blue sky" laws, it is our opinion that the Shares, when issued upon consummation of the offer and merger in the manner described in the Registration Statement, and assuming the due execution and delivery of certificates representing the Shares and receipt of any required approval of the issuance of the Shares by the stockholders of the Company, will be legally issued, fully paid and non-assessable.

         We consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading "Legal Matters" in the proxy statement/prospectus, which is a part of the Registration Statement.

                                            Very truly yours,

                                            Stradling Yocca Carlson & Rauth

                                            /s/ Stradling Yocca Carlson & Rauth